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                                                                    EXHIBIT 23.a

                               ARTHUR ANDERSEN LLP

                    Consent of Independent Public Accountants

To the Board of Directors of
Saul Centers, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 13, 2002 included in Saul Centers, Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP

Vienna, Virginia
March 29, 2002